UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 7.01 Regulation FD Disclosure

Registrant is scheduled to present at the 2006 Merrill Lynch Banking and Financial
Services Investor Conference, as described in Registrant’s news release dated November 14, 2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	Exhibit No.	Document

	99.1	Press Release issued by the Registrant dated November 14,
2006 detailing that the Registrant is scheduled to present at the 2006 Merrill Lynch Banking and Financial Services Investor
Conference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	November 14, 2006	/s/ William M. Steul

William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Copy of Press Release issued by the Registrant dated November 14,
2006 detailing that the Registrant is scheduled to present at the 2006 Merrill Lynch Banking and Financial Services Investor
Conference.

Exhibit 99.1

NEWS RELEASE

Eaton Vance Corp. The Eaton Vance Building 255 State Street, Boston, MA 02109 (617) 482-8260 Contact: William M. Steul

November 14, 2006

FOR IMMEDIATE RELEASE

Eaton Vance Corp. scheduled to present at the 2006 Merrill Lynch Banking and Financial Services Investor Conference

Boston, MA--Eaton Vance Corp. (NYSE: EV) announced that James B. Hawkes, Chairman and CEO, and Thomas E. Faust Jr., President, are scheduled to speak at the 2006 Merrill Lynch
Banking and Financial Services Investor Conference on Wednesday, November 15, 2006.

The presentation will begin at 8:50 a.m. EST and will include recent information about Eaton
Vance’s business strategy and performance including asset flows and assets under management.
Those interested in listening to a live webcast of the presentation may do so by going to Eaton
Vance’s website at www.eatonvance.com prior to the start of the presentation.

Eaton Vance Corp., through its subsidiaries, is the investment adviser and distributor of over 160 mutual funds and also manages investments for individual and institutional clients. Eaton Vance had $128.9 billion in assets under management on October 31, 2006.